 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 31, 2001.
                                                 Registration No. 333- _______

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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          AMERICAN ECOLOGY CORPORATION

             (Exact name of registrant as specified in the charter)


            DELAWARE                                      95-3889638
--------------------------------                      ----------------------
(State of other jurisdiction of                          (I.R.S. Employer
 incorporation or organization)                       Identification Number)


                AMERICAN ECOLOGY CORPORATION AMENDED AND RESTATED
                        1992 DIRECTOR'S STOCK OPTION PLAN

                            (Full title of the plan)

                                  L. Gary Davis
                          AMERICAN ECOLOGY CORPORATION
                            805 West Idaho, Suite 200
                             Boise, Idaho 83702-1779

                     (Name and address of agent for service)

                                 (208) 331-8400

          (Telephone number including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


======================= ===================== ==================== ===================== ====================
 TITLE OF SECURITIES        AMOUNT TO BE       PROPOSED MAXIMUM      PROPOSED MAXIMUM         AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)     OFFERING PRICE PER    AGGREGATE OFFERING    REGISTRATION FEE
                                                   SHARE (2)            PRICE (2)
----------------------- --------------------- -------------------- --------------------- --------------------
Common stock, $0.01           350,000                $2.35             $822,500.00             $205.63
per share par value
("Common Stock")
======================= ===================== ==================== ===================== ====================

(1) Represents the additional number of shares of Common Stock which could be purchased pursuant to the above stock option plan, as amended.
(2) Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h) based on the market price on June 27, 2001, with respect to 350,000 additional shares of Common Stock available for issuance under the stock option plan identified above.

                                     PART I

               INFORMATION REQUIRED IN THE SECTION 10(A) PRSPECTUS

      THE DOCUMENTS CONTAINING THE EMPLOYEE BENEFIT PLAN INFORMATION
      REQUIRED BY ITEM 1 OF THIS FORM AND THE STATEMENT OF AVAILABILITY OF REGISTRANT INFORMATION AND OTHER INFORMATION REQUIRED BY ITEM 2 OF THIS FORM WILL BE SENT OR GIVEN TO PARTICIPANTS AS SPECIFIED BY RULE 428. IN ACCORDANCE WITH RULE 428 AND THE REQUIREMENTS OF PART I OF FORM S-8, SUCH DOCUMENTS ARE NOT BEING FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") EITHER AS PART OF THIS REGISTRATION STATEMENT OR AS PROSPECTUS OR PROSPECTUS SUPPLEMENTS PURSUANT TO RULE
      424. THE REGISTRANT SHALL MAINTAIN A FILE OF SUCH DOCUMENTS IN ACCORDANCE WITH THE PROVISIONS OF RULE 428. UPON REQUEST, THE REGISTRANT SHALL FURNISH TO THE COMMISSION OR ITS STAFF A COPY OR COPIES OF ALL OF THE DOCUMENTS INCLUDED IN SUCH FILE.


This Registration Statement registers 350,000 additional shares of American Ecology Corporation (the "Company") common stock, which may be issued to its directors as allowed in the American Ecology Corporation Amended and Restated 1992 Director's Stock Option Plan ("Plan"). Previously, the Company registered 300,000 shares December 30, 1998, 200,000 shares July 21, 1994 and 150, 000 shares December 16, 1992 for issuance as allowed in the Plan. The previous registration dated December 30, 1998 was number 333-69863, July 21, 1994 registration 33-81814, and December 16, 1992 registration 33-55762 are hereby incorporated by reference pursuant to General Instruction E to Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         American Ecology Corporation Amended and Restated 1992 Director's Stock Option Plan, Exhibit A and the Company's Amended Articles of Incorporation, Exhibit B both as exhibits to the Definitive Proxy Statement filed March 27, 2001.

         The Annual Report on Form 10-K for the year ended December 31, 2000 and the Quarterly Report on Form 10-Q dated March 31, 2001.

ITEM 4.  DESCRIPTION OF SECURITIES.


         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article Seven of the Company's Restated Certificate of Incorporation, as amended, provides that the Company shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.                Exhibit
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5.1 . . . . . . . . .      Opinion and consent of Robert M. Trimble, Secretary
                           and General Counsel of the Company, regarding stock

23.1 . . . . . . . .       Consent of Balukoff Lindstrom & Company, N.A.


                    ----------------------------------------

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on this 31st day of August 2001.

                                     AMERICAN ECOLOGY CORPORATION

                                     By:  /s/ Jack K. Lemley
                                          ------------------------------
                                          Jack K. Lemley
                                          Chairman and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Jack K. Lemley              Chairman of the Board        August 31, 2001
----------------------------   Chief Executive Officer
Jack K. Lemley                      and President


/s/ Rotchford L. Barker              Director                August 31, 2001
----------------------------
Rotchford L. Barker


/s/ Paul C. Bergson                  Director                August 31, 2001
----------------------------
Paul C. Bergson


/s/ Keith D. Bronstein               Director                August 31, 2001
----------------------------
Keith D. Bronstein


/s/ Edward F. Heil                   Director                August 31, 2001
----------------------------
Edward F. Heil


/s/ Dan Rostenkowski            Director and Employee        August 31, 2001
----------------------------
Dan Rostenkowski


/s/ Paul F. Schutt                   Director                August 31, 2001
----------------------------
Paul F. Schutt

                                 EXHIBIT INDEX


Exhibit No.                     Exhibit
-----------                     -------

5.1...........................  Opinion and consent of Robert M. Trimble,
                                Secretary and General Counsel of the Company, regarding stock.

23.1..........................  Consent of Balukoff Lindstrom & Company, N.A.


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